Exhibit 99.1
For more information, please contact:
COMPANY Xin Ma, CFO SkyPeople Fruit Juice, Inc. Tel: China + 86 - 29-8837-7161 Email: oliver.x.ma@skypeoplefruitjuice.com Web: http://www.skypeoplefruitjuice.com	INVESTOR RELATIONS David Rudnick, Account Manager CCG Investor Relations Tel: US +1- 646-626-4172 Email: david.rudnick@ccgir.com Web: http://www.ccgir.com

SkyPeople Fruit Juice, Inc. Introduces Hedetang-branded Fruit Juice Beverages into Restaurant Chain Stores through Automatic Fruit Juice Dispensing Machines

    XI’AN , China , June 4, 2012 /PRNewswire-Asia-FirstCall/ -- SkyPeople Fruit Juice, Inc. (NASDAQ: SPU - News) (“SkyPeople” or “the Company”), a producer of fruit juice concentrates, fruit juice beverages and other fruit-related products, today announced the introduction of Hedetang-branded fruit juice beverages into 24 Shaanxi Dongdongbao restaurant chain stores through automatic fruit juice dispensing machines. Dongdongbao is a restaurant chain with most of its stores located throughout Xi’an, Shaanxi province of China.

Automatic Fruit Juice Dispensing Machine. (Picture taken in one of Dongdongbao's restaurant chain stores.)
    The use of automatic fruit juice dispensing machines for our Hedetang-branded fruit juice beverages is a relatively novel marketing approach for fruit juices since it mixes fruit juice syrup with water in accordance with a pre-set formula. The Company has found that customers prefer fruit juice beverages produced and dispensed this way since it has an excellent flavor. In addition, there is an element of freshness to the process and there is a sense that the juice it is made especially for them. There are four flavors of Hedetang-branded fruit juice beverages made by automatic fruit juice dispensing machines currently available to customers, including kiwi, pear, mulberry and orange.

    The Company expects automatic fruit juice dispensing machines in restaurant chain stores to bolster the presence of Hedetang-branded fruit juice beverages in the local market of Xi’an, and plans on gradually spreading this fruit juice beverage dispensing method for our fruit juice beverages to other provincial capital cities of China.

    “The introduction of our fruit juice beverages dispensed through automatic fruit juice dispensing machines placed in restaurant chains is expected to help boost the brand awareness of our Hedetang-branded fruit juice beverages among customers,” commented by Mr. Yongke Xue, CEO of SkyPeople. “This platform represents just one component of our strategy to both heighten the profile and increase the volume of our fruit juice beverages in the marketplace so as to meet the growing demand for healthy fruit juices by Chinese consumers.”

About SkyPeople Fruit Juice, Inc.

    SkyPeople Fruit Juice, Inc., a Florida company, through its wholly-owned subsidiary Pacific Industry Holding Group Co., Ltd. (“Pacific”), a Vanuatu company, holds 99.78% ownership interest in SkyPeople Juice Group Co., Ltd. (“SkyPeople (China)”). SkyPeople (China) is engaged in the production and sales of fruit juice concentrates, fruit beverages, and other fruit related products in the PRC and overseas markets. Its fruit juice concentrates are sold to domestic customers and exported directly or via distributors. Fruit juice concentrates are used as a basic ingredient component in the food industry. Its brands, “Hedetang” and “SkyPeople”, which are registered trademarks in the PRC, are positioned as high quality, healthy and nutritious end-use juice beverages. For more information, please visit http://www.skypeoplefruitjuice.com.

Safe Harbor Statement

    Certain of the statements made in this press release are "forward-looking statements" within the meaning and protections of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance, capital, ownership or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as "may," "will," "anticipate," "assume," "should," "indicate," "would," "believe," "contemplate," "expect," "estimate," "continue," "plan," "point to," "project," "could," "intend," "target" and other similar words and expressions of the future.

    All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2011 and otherwise in our SEC reports and filings, including the final prospectus for our offering. Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC's Internet website at http://www.sec.gov. We have no obligation and do not undertake to update, revise or correct any of the forward-looking statements after the date hereof, or after the respective dates on which any such statements otherwise are made.